Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAMS RESOURCES & ENERGY, INC. ANNOUNCES
QUARTERLY CASH DIVIDEND

Houston, Texas (Friday, February 18, 2022) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced that its Board of Directors declared a quarterly cash dividend in the amount of $0.24 per common share for the fourth quarter of 2021, payable on March 18, 2022 to shareholders of record as of close of business on March 4, 2022.

Kevin J. Roycraft, Adams’ Chief Executive Officer and President, commented, “We are pleased to declare another regular cash dividend for the benefit of our shareholders. We have consistently paid a dividend for more than 25 years, which is a direct result of our unwavering focus on ensuring the stability of our business and the strength of our corporate financial position.”

Adams Resources & Energy, Inc. is engaged in the business of crude oil marketing, transportation, terminalling and storage and tank truck transportation of liquid chemicals, pressurized gases, asphalt and dry bulk through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC and GulfMark Terminals, LLC. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609